SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
Education Management LLC
(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.
Education Management Corporation (the “Company”) reported today that the U.S. Department of Education has made available the unofficial three-year cohort default rates for the 2005, 2006 and 2007 federal fiscal years. Excluding two schools acquired in June 2007, the unofficial weighted average combined FFEL/Direct three-year cohort default rates for borrowers at the Company’s schools and the Company’s individual institutions’ rates ranges for the federal fiscal years 2005, 2006 and 2007 are as follows:

	2005	2006	2007
Combined FFEL/Direct cohort default rate	11.7%	11.4%	14.6%

Individual institutions’ range	1.6 – 25.7%	2.2 – 24.3%	2.6 – 26.9%
Two schools acquired in June 2007, Brown Mackie College – Tucson and The Art Institute of Tucson, had three year FFEL/Direct Loan cohort default rates of 27.0% and 30.9%, respectively, for fiscal 2007. After each school was acquired, the Company added them to a cohort default rate plan, which is designed to decrease future cohort default rates.
Under current regulations, the official weighted average combined FFEL/Direct Loan two-year cohort default rates for borrowers at the Company’s schools and the Company’s individual institutions’ rates ranges for the federal fiscal years 2005, 2006 and 2007 are as follows:

	2005	2006	2007
Combined FFEL/Direct cohort default rate	5.0%	5.4%	8.0%

Individual institutions’ range	1.6 – 14.1%	1.1 – 11.4%	0.5 – 14.4%
Under the reauthorization of the Higher Education Act of 1965 which was effective in August 2008, an institution’s cohort default rate for the 2009 federal fiscal year, as well as subsequent federal fiscal years, will be based on the rate at which its former students who enter repayment during the year default on their FFEL and Direct loans on or before the end of the second year following the year in which they entered repayment. The 2009 cohort default rate will include students who enter repayment between October 1, 2008 and September 30, 2009 and who default on or before September 30, 2011.
Item 9.01 – Financial Statements and Exhibits
(a) None.
(b) None.
(c ) None.
(d) None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT LLC EDUCATION MANAGEMENT CORPORATION
By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer

Dated: December 14, 2009